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                                                                   Exhibit 10.44

                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

                                (James W. Liken)

          THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT, made as of August 26, 2002, by and between RESPIRONICS, INC., a Delaware corporation (the "Company"), and JAMES W. LIKEN, of Pittsburgh, Pennsylvania ("Executive").

                              W I T N E S S E T H:

          WHEREAS, the Company and Executive are parties to that certain Employment Agreement (the "Employment Agreement") effective as of October 1, 1999 (the "Effective Date"); and

          WHEREAS, the Company and Executive desire to amend certain provisions of the Employment Agreement;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and intending to be legally bound, the Company and Executive hereby agree as follows:

                                    ARTICLE I
                                   Amendments

          1.01. Extension of Initial Term. Section 1.02(a) of the Employment Agreement is hereby amended to change the reference to "three (3) years" to "five (5) years" and to change the reference to "September 30, 2002" to "September 30, 2004", it being the intent of the parties that all references in the Employment Agreement to the "Initial Term" shall be deemed to refer to the five (5) year period ending September 30, 2004.

          1.02. Increase in Base Salary. Section 1.03(a) of the Employment Agreement is hereby amended to provide as follows:

          (i) Notwithstanding the second sentence of Section 1.03(a) (which provides that the Base Salary shall not be adjusted during the Initial
          Term), effective February 1, 2002, Executive's Base Salary shall be increased to $500,000 per annum, payable in equal installments every other week; and

          (ii) After February 1, 2002, the Base Salary may be adjusted upward or downward (but not below $500,000 per annum) by the Board of Directors of the Company at any time (but not less frequently than annually) based upon Executive's contribution to the success of the Company

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          and such other factors as the Board of Directors of the Company shall deem appropriate.

                                   ARTICLE II
                                  Miscellaneous

          2.01. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

          2.02. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          2.03. Ratification. Except as amended hereby, the Employment Agreement is hereby ratified and confirmed in all respects.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment or caused this Amendment to be executed the day and year first above written.

Witness:


Dorita A. Pishko                             /s/ James W. Liken
                                             -----------------------------------
                                                       James W. Liken

                                             Address:  5 Deer Spring Ln
                                                       Pittsburgh PA 15238

Attest

                                             RESPIRONICS, INC.

Dorita A. Pishko                             By: Gerald  E. McGinnis
-------------------------                       --------------------------------
   Secretary

                                             Title: Bd. Chairman
[Corporate Seal]

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